4.625% SENIOR NOTES DUE 2020

THIRD SUPPLEMENTAL INDENTURE

between

BORGWARNER INC.,

as Issuer

and

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,

as Trustee

Dated as of September 16, 2010

TABLE OF CONTENTS

Page

ARTICLE 1	DEFINITIONS	1

Section 1.01.	Definition of Terms	1

ARTICLE 2	THE NOTES	3

Section 2.01.	Designation	3

Section 2.02.	Principal Amount; Series Treatment	3

Section 2.03.	Maturity	4

Section 2.04.	Interest	4

Section 2.05.	Form of Notes	4

Section 2.06.	Transfer Restrictions	5

Section 2.07.	Transfers and Exchanges	6

ARTICLE 3	REDEMPTION OF THE NOTES	6

Section 3.01.	Optional Redemption by Company	6

Section 3.02.	Change of Control Repurchase Event	6

ARTICLE 4	EXECUTION OF THE NOTES	7

Section 4.01.	Execution; Certificates	7

ARTICLE 5	MISCELLANEOUS	7

Section 5.01.	Ratification of Indenture	7

Section 5.02.	Trustee Not Responsible for Recitals	7

Section 5.03.	Governing Law	8

Section 5.04.	Separability	8

Section 5.05.	Counterparts	8

-i-

THIRD SUPPLEMENTAL INDENTURE, dated as of September 16, 2010 (the “Supplemental Indenture”), between BorgWarner Inc. (formerly known as Borg-Warner Automotive, Inc.), a Delaware corporation (the “Company”), and The Bank of New York Mellon Trust Company, N.A. successor in interest to J.P. Morgan Trust Company, N.A. (formerly known as Chase Manhattan Trust Company, National Association), a national banking association, as trustee (the “Trustee”), under the Indenture, dated as of September 23, 1999 (the “Indenture”), between the Company and the Trustee.

WHEREAS, the Company executed and delivered the Indenture to the Trustee to provide for, among other things, the issuance from time to time of the Company’s debt securities in one or more series as might be authorized under the Indenture;

WHEREAS, the Indenture provides that the Company and the Trustee may enter into an indenture supplemental to the Indenture to establish the form and terms of any series of Securities (as defined in the Indenture) as provided by Sections 201 and 301 of the Indenture;

WHEREAS, the Board of Directors of the Company has duly adopted resolutions authorizing the Company to issue the Notes provided for in this Supplemental Indenture;

WHEREAS, the Company desires to enter into this Supplemental Indenture to provide for the establishment of a series of Securities (as defined in the Indenture) to be known as the 4.625% Senior Notes due 2020 (the “Notes”), the form, substance, terms, provisions and conditions of which shall be set forth in the Indenture and this Supplemental Indenture;

WHEREAS, the Company has requested that the Trustee execute and deliver this Supplemental Indenture and has satisfied all requirements necessary to make (i) this Supplemental Indenture a valid instrument in accordance with its terms and (ii) the series of Securities provided for hereby, when executed and delivered by the Company and authenticated by the Trustee, the valid obligations of the Company.

NOW THEREFORE, each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders of the Notes:

ARTICLE 1

Definitions

Section 1.01. Definition of Terms.

Unless otherwise specified herein or the context otherwise requires:

(a) a term defined in the Indenture has the same meaning when used in this Supplemental Indenture unless the definition of such term is amended and supplemented pursuant to this Supplemental Indenture;

(b) the terms defined in this Article and in this Supplemental Indenture include the plural as well as the singular;

(c) a reference to a Section or Article is to a Section or Article of this Supplemental Indenture;

(d) Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof;

(e) the following terms have the meanings given to them in this Section 1.01(e):

“Below Investment Grade Rating Event” means the Notes are rated below Investment Grade by both Rating Agencies on any date from the date of the public notice of an arrangement that could result in a Change of Control until the end of the 60-day period following public notice of the occurrence of a Change of Control (which period shall be extended so long as the rating of the Notes is under publicly announced consideration for possible downgrade by either of the Rating Agencies); provided, that, a Below Investment Grade Rating Event otherwise arising by virtue of a particular reduction in rating shall not be deemed to have occurred in respect to a particular Change of Control (and thus shall not be deemed a Below Investment Grade Rating Event for purposes of the definition of Change of Control Repurchase Event hereunder) if the Rating Agencies making the reduction in rating to which this definition would otherwise apply do not announce or publicly confirm or inform the Trustee in writing at its request that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control shall have occurred at the time of the Below Investment Grade Rating Event).

“Change of Control” means the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) becomes the beneficial owner, directly or indirectly, of more than 50% of the Company’s Voting Stock measured by voting power rather than number of shares.

“Change of Control Repurchase Event” means the occurrence of both a Change of Control and a Below Investment Grade Rating Event.

“Depositary” means the clearing agency registered under the Securities Exchange Act of 1934, as amended, that is designated to act as the depositary for the Global Notes.  The Depository Trust Company shall be the initial Depositary, until a successor shall have been appointed and become such pursuant to the applicable provisions of this Indenture, and thereafter, “Depositary” shall mean or include such successor.

“Global Note” shall have the meaning set forth in Section 2.05(b).

“Initial Notes” means (i) all Notes issued on the first date that Notes were originally issued under this Supplemental Indenture, (ii) any additional Notes issued under Section 2.02(a) and (iii) any Notes issued in replacement therefor.

“Investment Grade” means a rating of Baa3 of better by Moody’s (or its equivalent under any successor rating categories of Moody’s); a rating of BBB- or better by S&P (or its equivalent under any successor rating categories of S&P); and the equivalent investment grade credit rating from any additional Rating Agency or Rating Agencies selected by the Company.

“Moody’s” means Moody’s Investors Service Inc.

“Notes” shall have the meaning set forth in the recitals above and shall include any Global Note.

“Rating Agency” means (1) each of Moody’s and S&P; and (2) if either of Moody’s or S&P ceases to rate the Notes or fails to make a rating of the Notes publicly available for reasons outside of the Company’s control, a “nationally recognized statistical rating organization” within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act, selected by the Company (as certified by a resolution of the Company’s board of directors) as a replacement agency for Moody’s or S&P, or both, as the case may be.

“S&P” means Standard & Poor’s Ratings Services, a division of McGraw-Hill, Inc.

“Voting Stock” of any specified “person” (as that term is used in Section 13(d)(3) of the Exchange Act) as of any date means the capital stock of such person that is at the time entitled to vote generally in the election of the board of directors of such person.

ARTICLE 2

The Notes

Section 2.01. Designation.

The Company hereby establishes a series of Securities designated the “4.625% Senior Notes due 2020” for issuance under the Indenture.

Section 2.02. Principal Amount; Series Treatment.

(a) The Notes shall be initially limited to an aggregate principal amount of $250,000,000.  The Company may, from time to time, without the consent of the Holders of the outstanding Notes, issue additional Notes, so that such additional Notes and the outstanding Notes shall be consolidated together and form a single series of Securities under the Indenture, as supplemented by this Supplemental Indenture.

(b) Any additional Notes issued under Section 2.02(a) shall have the same terms in all respects as the corresponding series of Notes, except that interest will accrue on the additional Notes from the most recent date to which interest has been paid on the Notes of such series (other than the additional Notes) or if no interest has been paid on the Outstanding Notes of such series from the first date that the Outstanding Notes were originally issued under the Indenture, as supplemented by this Supplemental Indenture.

(c) For all purposes of the Indenture and this Supplemental Indenture, all Notes, whether Initial Notes, or additional Notes issued under Section 2.02(a), shall constitute one series of Securities and shall vote together as one series of Securities.

Section 2.03. Maturity.

The Notes will become due and payable on September 15, 2020.

Section 2.04. Interest.  The Notes will bear interest at the rate of 4.625% per annum from September 16, 2010 until the principal thereof becomes due and payable or to the date of redemption (if any) of the Notes, such interest to be payable semi-annually on March 15 and September 15 of each year, to the Holders of record of the Notes as of the close of business on the March 1 and September 1 preceding such interest payment dates, commencing, in the case of the Initial Notes or any additional Notes issued prior to such date, on March 15, 2011.

Section 2.05. Form of Notes.

(a) The Notes shall contain the terms set forth in, and shall be substantially in the form of, Exhibit A hereto.  The terms and provisions contained in the form of Notes set forth in Exhibit A shall constitute, and are hereby expressly made, a part of the Indenture, as supplemented by this Supplemental Indenture.

Any of the Notes may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as the officers executing the same may approve (execution thereof to be conclusive evidence of such approval) and as are not inconsistent with the provisions of the Indenture, as supplemented by this Supplemental Indenture, or as may be required by the Depositary or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any securities exchange or automated quotation system on which the Notes may be listed, or to conform to usage, or to indicate any special limitations or restrictions to which any particular Notes are subject.

Notwithstanding Section 303 of the Indenture, the Notes do not require a corporate seal to be reproduced thereon.

(b) So long as the Notes are eligible for book-entry settlement with the Depositary, or unless otherwise required by law, or otherwise contemplated herein, all of the Notes shall be represented by one or more Notes in global form registered in the name of the Depositary or the nominee of the Depositary.

The Notes shall be issued initially in the form of one or more permanent global securities in registered form, substantially in the form set forth in Exhibit A (the “Global Notes”), registered in the name of the nominee of the Depositary, deposited with the Trustee, as custodian for the Depositary, duly executed by the Company and authenticated by the Trustee as hereinafter provided.  The aggregate principal amount of the Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary or its nominee, in accordance with the instructions given by the Holder thereof, as hereinafter provided.

The transfer and exchange of beneficial interests in any such Global Notes shall be effected through the Depositary in accordance with the Indenture and the applicable procedures of the Depositary.  Except as provided in the Indenture, beneficial owners of a Global Note shall not be entitled to have certificates registered in their names, will not receive or be entitled to receive physical delivery of certificates in definitive form and will not be considered Holders of such Global Note.

Any Global Note shall represent such of the Outstanding Notes as shall be specified therein and shall provide that it shall represent the aggregate amount of Outstanding Notes from time to time endorsed thereon and that the aggregate amount of Outstanding Notes represented thereby may from time to time be increased or reduced to reflect redemptions, transfers or exchanges permitted hereby.  Any endorsement of a Global Note to reflect the amount of any increase or decrease in the amount of outstanding Notes represented thereby shall be made by the Trustee in such manner and upon instructions given by the Holder of such Notes in accordance with the Indenture and this Supplemental Indenture.  Payment of principal of and interest and premium, if any, on any Global Note shall be made to the Holder of such Note.

The Company and the Trustee may treat the Depositary (or its nominee) as the sole and exclusive owner of the Notes registered in its name for the purposes of payment of the principal of or interest on the Notes, giving any notice permitted or required to be given to registered owners under the Indenture, registering the transfer of Notes, obtaining any consent or other action to be taken by registered owners and for all other purposes whatsoever; and neither the Company nor the Trustee shall be affected by any notice to the contrary.  Neither the Company nor the Trustee shall have any responsibility or obligation to any participant in the Depositary, any Person claiming a beneficial ownership interest in the Notes under or through the Depositary or any such participant, or any other Person which is not shown on the register as being a registered owner, with respect to either the Notes, the accuracy of any records maintained by the Depositary or any such participant, the payment by the Depositary or any such participant of any amount in respect of the principal of or interest on the Notes, any notice which is permitted or required to be given to registered owners under the Indenture, any consent given or other action taken by the Depositary as registered owner, or any selection by the Depositary of any participant or other Person to receive payment of principal, interest or Redemption Price of the Notes.

Section 2.06. Transfer Restrictions.  The following provisions shall apply only to Global Notes:

(i) Each Global Note authenticated under this Supplemental Indenture shall be registered in the name of the Depositary or a nominee thereof and delivered to such Depositary or a nominee thereof or Trustee if the Trustee is acting as custodian for the Depositary or its nominee with respect to such Global Note, and each such Global Note shall constitute a single Note for all purposes of the Indenture and this Supplemental Indenture.

(ii) Notwithstanding any other provision in this Supplemental Indenture, no Global Note may be exchanged in whole or in part for Notes registered, and no transfer of a Global Note in whole or in part may be registered, in the name of any Person other than the Depositary or a nominee thereof except as provided in Section 305 of the Indenture.  Any Note issued in exchange for a Global Note or any portion thereof shall be a Global Note; provided that any such Note so issued that is registered in the name of a Person other than the Depositary or a nominee thereof shall not be a Global Note.

(iii) Securities issued in exchange for a Global Note or any portion thereof pursuant to clause (ii) above shall be issued pursuant to Section 305 of the Indenture.

(iv) At such time as all interests in a Global Note have been redeemed, repurchased, converted, canceled or exchanged for Notes in certificated form, such Global Note shall, upon receipt thereof, be canceled by the Trustee in accordance with standing procedures and instructions existing between the Depositary and the Trustee.  At any time prior to such cancellation, if any interest in a Global Note is redeemed, repurchased, converted, canceled or exchanged for Notes in certificated form, the principal amount of such Global Note shall, in accordance with the standing procedures and instructions existing between the Depositary and the Trustee, be appropriately reduced, and an endorsement shall be made on such Global Note, by the Trustee, at the direction of the Trustee, to reflect such reduction.

Section 2.07. Transfers and Exchanges.  The Notes shall be transferred and exchanged by the Holders thereof and the Trustee in accordance with the terms and conditions set forth in Section 305 the Indenture.

ARTICLE 3

Redemption Of The Notes

Section 3.01. Optional Redemption by Company.  The Notes may be redeemed at the option of the Company on the terms and conditions set forth in the form of Note set forth as Exhibit A.

Section 3.02. Change of Control Repurchase Event.  If a Change of Control Repurchase Event occurs, unless the Company has exercised its right to redeem the Notes as described in Section 3.01, the Company will make an offer to each Holder to repurchase all or any part (in  minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof) of that Holder’s Notes at a purchase price in cash equal to 101% of the aggregate principal amount of Notes repurchased plus any accrued and unpaid interest on the Notes repurchased to the date of purchase.  Within 30 days following any Change of Control Repurchase Event or, at the Company’s option, prior to any Change of Control, but after the public announcement of the Change of Control, the Company will mail a notice to each Holder, with a copy to the Trustee, describing the transaction or transactions that constitute or may constitute the Change of Control Repurchase Event and offering to repurchase the Notes on the payment date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed.  The notice shall, if mailed prior to the date of consummation of the Change of Control, state that the offer to purchase is conditioned on the Change of Control Repurchase Event occurring on or prior to the payment date specified in the notice.

The Company will comply with the requirements of Rule 14e-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control Repurchase Event.  To the extent that the provisions of any securities laws or regulations conflict with the Change of Control Repurchase Event provisions of this Note, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control Repurchase Event provisions of this Note by virtue of such conflict.

On the Change of Control Repurchase Event payment date, the Company will, to the extent lawful:

(i) accept for payment all Notes or portions of Notes properly tendered pursuant to the Company’s offer;

(ii) deposit with the paying agent an amount equal to the aggregate purchase price in respect of all Notes or portions of Notes properly tendered; and

(iii) deliver or cause to be delivered to the Trustee the Notes properly accepted, together with an Officers’ Certificate stating the aggregate principal amount of Notes being purchased by the Company.

The Paying Agent will promptly mail its check or otherwise cause to be paid to each Holder of Notes properly tendered the purchase price for the Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book-entry) to each Holder a new Note equal in principal amount to any unpurchased portion of any Notes surrendered; provided that each new Note will be in a principal amount equal to $2,000 or an integral multiple of $1,000 in excess thereof.

The Company will not be required to make an offer to repurchase the Notes upon a Change of Control Repurchase Event if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for an offer made by the Company and such third party purchases all Notes properly tendered and not withdrawn under its offer.

ARTICLE 4

Execution Of The Notes

Section 4.01. Execution; Certificates.  The Notes and any Officers’ Certificate to be delivered under the Indenture in connection with the authentication and delivery of the Notes shall be executed and delivered as set forth in the Indenture.

ARTICLE 5

Miscellaneous

Section 5.01. Ratification of Indenture.

The Indenture, as supplemented by this Supplemental Indenture, is in all respects ratified and confirmed, and this Supplemental Indenture shall be deemed part of the Indenture in the manner and to the extent herein and therein provided.

Section 5.02. Trustee Not Responsible for Recitals.

The recitals herein contained are made by the Company and not by the Trustee, and the Trustee assumes no responsibility for the correctness thereof.  The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture.  All of the provisions contained in the Indenture in respect of the rights, privileges, immunities, powers, and duties of the Trustee shall be applicable in respect of the Supplemental Indenture as fully and with like force and effect as though fully set forth in full herein.

Section 5.03. Governing Law.

This Supplemental Indenture and the Notes shall be governed by and construed in accordance with the laws of the State of New York.

Section 5.04. Separability.

In case any provision contained in this Supplemental Indenture or in the Notes shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Supplemental Indenture or of the Notes, but this Supplemental Indenture and the Notes shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein or therein.

Section 5.05. Counterparts.

This Supplemental Indenture may be executed in any number of counterparts each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

**********

IN WITNESS WHEREOF, the parties hereto have caused this Third Supplemental Indenture to be duly executed and attested, all as of the day and year first above written.

BORGWARNER INC.

By:	/s/ Jan A. Bertsch
Name: Jan A. Bertsch
Title: Vice President and Treasurer

Attest:
Name:
Title:

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

By:	/s/ Benita A. Vaughn
Name: Benita A. Vaughn
Title: Vice President

Attest:
Name:
Title:

S-(Signature Page to Supplemental Indenture)
S-1

EXHIBIT A

[FACE OF NOTE]

CUSIP NO. 099724AG1

No. 1

BORGWARNER INC.

$250,000,000

4.625% Senior Note due September 15, 2020

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND SUCH CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO., OR SUCH  OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC, ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL, SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

UNLESS AND UNTIL THIS CERTIFICATE IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN CERTIFICATED FORM, THIS CERTIFICATE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE THEREOF OR BY A NOMINEE THEREOF TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR OF THE DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR.

BORGWARNER INC., a Delaware corporation (herein referred to as the “Company”, which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of $250,000,000 on September 15, 2020 (the “Maturity Date”) and to pay interest thereon from September 16, 2010 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on March 15 and September 15 in each year (each, an “Interest Payment Date”), commencing March 15, 2011, at 4.625% per annum until the principal hereof is paid or duly provided for.

Any payment of principal or interest required to be made on a day that is not a Business Day need not be made on such day, but may be made on the next succeeding Business Day with the same force and effect as if made on such day and no interest shall accrue as a result of such delayed payment.  Interest payable on each Interest Payment Date will include interest accrued from and including September 16, 2010 or from and including the most recent Interest Payment Date to which interest has been paid or duly provided for, as the case may be, to but excluding such Interest Payment Date.

Exhibit A-1

The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the person (the “Holder”) in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on the March 1 and September 1 (whether or not a Business Day) next preceding such Interest Payment Date (a “Regular Record Date”).  Any such interest not so punctually paid or duly provided for (“Defaulted Interest”) will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on a special record date (the “Special Record Date”) for the payment of such Defaulted Interest to be fixed by the Trustee (referred to herein), notice whereof shall be given to the Holder of this Note not less than ten days prior to such Special Record Date, or may be paid at any time in any other lawful manner, all as more fully provided in the Indenture.

For purposes of this Note, “Business Day” means any day that is not a Saturday or Sunday or legal holiday in New York, New York, and on which commercial banks are open for business in New York, New York.

Payment of the principal of this Note on the Maturity Date will be made against presentation of this Note at the Trustee’s corporate trust office located at 101 Barclay Street, Attention: Bond Operations - 7E, New York, New York, in such coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.  So long as this Note remains in book-entry form, all payments of principal and interest will be made by the Company in immediately available funds.

General.  This Note is one of a duly authorized issue of securities (herein called the “Securities”) of the Company, issued and to be issued in one or more series under an Indenture, dated as of September 23, 1999, as supplemented by the Third Supplemental Indenture, dated as of September 16, 2010, and as it may be supplemented from time to time (herein called the “Indenture”), between the Company and The Bank of New York Mellon Trust Company, N.A., a national banking association (successor in interest to J.P. Morgan Trust Company, National Association, formerly known as Chase Manhattan Trust Company, National Association), as trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture with respect to a series of which this Note is a part), to which indenture and all indentures supplemental thereto, reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities, and of the terms upon which the Securities are, and are to be, authenticated and delivered.  This Note is one of a duly authorized series of Securities designated as “4.625% Senior Notes due September 15, 2020” (collectively, the “Notes”).

Optional Redemption.  This Note may be redeemed in whole at any time or in part from time to time, at the option of the Company, at a redemption price equal to the greater of:

(i)           100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest thereon to the redemption date, and

(ii)           as determined by the Independent Investment Banker, the sum of the present values of the principal amount of and remaining scheduled payments of interest on the Notes to be redeemed (not including any portion of payments of interest accrued as of the redemption date) discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 30 basis points, plus accrued and unpaid interest thereon to the redemption date.

Exhibit A-2

“Comparable Treasury Issue” means the United States Treasury security selected by the Independent Investment Banker as having a maturity comparable to the remaining term of the Notes to be redeemed that would be used, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Notes.

“Comparable Treasury Price” means, with respect to any redemption date, (1) the average of the Reference Treasury Dealer Quotations for that redemption date, after excluding the highest and lowest of the Reference Treasury Dealer Quotations, or (2) if the Independent Investment Banker obtains fewer than three Reference Treasury Dealer Quotations, the average of all Reference Treasury Dealer Quotations so received.

“Independent Investment Banker” means one of the Reference Treasury Dealers appointed by the Company.

“Reference Treasury Dealer” means (1) Morgan Stanley & Co. Incorporated, and its respective successors, unless any of them ceases to be a primary U.S. Government securities dealer in New York City (a “Primary Treasury Dealer”), in which case the Company shall substitute another Primary Treasury Dealer, and (2) any other Primary Treasury Dealer selected by the Company.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Company and the Trustee by that Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding that redemption date.

“Treasury Rate” means, with respect to any redemption date, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, calculated on the third Business Day preceding the redemption date, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for that redemption date.

The Company will mail notice of any such redemption at least 30 days but not more than 60 days before the redemption date to each Holder of the Notes to be redeemed.  Unless the Company defaults in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the Notes or portions thereof called for redemption.

Change of Control Repurchase Event.  This Note shall be redeemed by the Company upon the occurrence of a Change of Control Repurchase Event (as defined in the Indenture) on the terms and conditions set forth in the Indenture.

Exhibit A-3

Events of Default.  If an Event of Default with respect to the Notes shall have occurred and be continuing, the principal of the Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

Modification and Waivers; Obligations of the Company Absolute.  The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series.  Such amendment may be effected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in aggregate principal amount of all Securities issued under the Indenture at the time Outstanding and affected thereby.  The Indenture also contains provisions permitting the Holders of not less than a majority in aggregate principal amount of all Outstanding Securities affected by certain provisions of the Indenture, on behalf of the Holders of all such Outstanding Securities, to waive compliance by the Company with such provisions.  Furthermore, provisions in the Indenture permit the Holders of not less than a majority in aggregate principal amount of the Outstanding Securities of individual series to waive on behalf of all of the Holders of Securities of such individual series certain past defaults under the Indenture and their consequences.  Any such consent or waiver shall be conclusive and binding upon the Holder of this Note and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, place and rate, and in the coin or currency herein prescribed.

Defeasance and Covenant Defeasance.  The Indenture contains provisions for defeasance at any time of (a) the entire indebtedness of the Company on this Note and (b) certain restrictive covenants and the related defaults and Events of Default, upon compliance by the Company with certain conditions set forth therein, which provisions apply to this Note.

Authorized Denominations.  The Notes are issuable only in registered form without coupons in denominations of $2,000 or any amount in excess thereof which is an integral multiple of $1,000.

Registration  of Transfer or Exchange.  As provided in the Indenture and subject to certain limitations herein and therein set forth, the transfer of this Note is registrable in the Security Register upon surrender of this Note for registration of transfer at the office or agency of the Company in any place where the principal of and interest on this Note are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

Exhibit A-4

As provided in the Indenture and subject to certain limitations herein and therein set forth, the Notes are exchangeable for a like aggregate principal amount of Notes of different authorized denominations, as requested by the Holders surrendering the same.

This Note is a Global Security.  If the Depository is at any time unwilling, unable or ineligible to continue as depository and a successor depository is not appointed by the Company within 90 days or an Event of Default under the Indenture has occurred and is continuing, the Company will issue Securities in certificated form in exchange for each Global Security.  In addition, the Company may at any time determine not to have Securities represented by a Global Security and, in such event, will issue Securities in certificated form in exchange in whole for the Global Security representing such Security.  In any such instance, an owner of a beneficial interest in a Global Security will be entitled to physical delivery in certificated form of Securities equal in principal amount to such beneficial interest and to have such Securities registered in its name.  Securities so issued in certificated form will be issued in denominations of $2,000 or any amount in excess thereof which is an integral multiple of $1,000 and will be issued in registered form only, without coupons.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Holder as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

Defined Terms.  All terms used in this Note (except as herein otherwise expressly provided or unless the context otherwise requires) which are defined in the Indenture and are not otherwise defined herein shall have the meanings assigned to them in the Indenture.

Governing Law.  This Note shall be governed by and construed in accordance with the laws of the State of New York.

Unless the certificate of authentication hereon has been executed by the Trustee by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

Exhibit A-5

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed and attested.

Dated: September 16, 2010

TRUSTEE CERTIFICATE
OF AUTHENTICATION

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture

THE BANK O NEW YORK MELLON	BORGWARNER INC.
TRUST COMPANY, N.A., as TRUSTEE

/s/	/s/ John J. Gasparovic
Authorized Signatory	Name: John J. Gasparovic
Title: Secretary

Exhibit A-6

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by BorgWarner Inc. pursuant to Section 3.02 (Change of Control Repurchase Event) of the Indenture, check the box below:

[   ] Section 3.02

If you want to elect to have only part of the Note purchased by BorgWarner Inc. pursuant to Section 3.02 of the Indenture, state the amount you elect to have purchased:

$______________

Date:  ______________                                                                Your Signature:  __________
(Sign exactly as your name appears on the Note)

Tax Identification Number:  ________

Signature guarantee:  ______________

(Signature must be guaranteed by a participant in a recognized signature guarantee medallion program)

Exhibit A-7